                                                                     EXHIBIT 4.5


THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT`) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

               EXTINGUISHING WARRANT TO PURCHASE COMMON STOCK OF
                               LOGICVISION, INC.

                            (Subject to Adjustment)

NO.

     THIS CERTIFIES THAT, for value received,     , or its permitted registered
assigns ("Holder"), is entitled, subject to the terms and conditions of this
          ------
Warrant, at any time or from time to time after the Effective Date, and before 5:00 p.m. Pacific Time on that date which is 10 years after the Effective Date, subject early termination pursuant to an Early Termination Event (the "Expiration Date") to purchase from LogicVision, Inc., a California corporation
----------------
(the "Company")      (   ) shares of Common Stock of the Company at  a price
                                     -------
per share of Fifty Cents ($0.50) (the "Purchase Price" ). Both the number of
                                       --------------
shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This
--------------
Warrant is issued pursuant to that certain Securities Purchase Agreement, dated
January   1999 (the "Purchase Agreement"), between the Company and Holder.
                     ------------------

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

     "Early Termination Event" shall be the closing of a Sale of the Company.
      -----------------------
In the event of a proposed transaction of the kind described above, the Company shall notify Holder in writing at least thirty (30) days prior to the consummation of such event or transaction. However, if the Holder has sent a Notice of Exercise on or before the expiration of the Exercise Period and the Holder is prevented from exercising the Warrant on or before the end of the Exercise Period due to any applicable waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act Restrictions") the Holder may complete the process of exercising the Warrant, for a period of ten
(10) days following termination of the HSR Act Restrictions.

     The "Effective Date" of this Extinguishing Warrant shall be December 31,
          --------------
1999 if the Company does not recognize gross revenues of at least $14,000,000 during its Fiscal Year 1999 (January 1, 1999 - December 31, 1999). If, however, the Company does recognize gross revenues of at least $14,000,000 in its Fiscal Year 1999, this Warrant will terminate and be of no further effect, effective December 31, 1999. However, should there be a Sale of the Company prior to the completion of audited financials for Fiscal Year 1999 and delivery thereof to the Holder in which the aggregate proceeds to the holders of Series G Preferred Stock are less than $4.25 per share of such Series G Preferred Stock, the Effective Date shall be the business day immediately prior to the closing of such Sale of the Company. For purposes of this Extinguishing Warrant, gross revenues will be determined from the Company's audited financial statements for the fiscal year ending December 31, 1999 which shall be prepared utilizing generally accepted accounting principles, consistently applied, and shall be completed and delivered to the Holder no later than February 1, 2000. If the Extinguishing Warrant has already been exercised into shares of Common Stock prior to the delivery of the Fiscal Year 1999 financial statements, and the Company recognizes revenues of at least $14,000,000 for such year as contemplated above, the Company shall cancel such shares in their entirety and refund any Purchase Price paid by the Holder and the Holder agrees that such cancellation is permitted.

     "Fair Market Value" of a share of Common Stock as of a particular date
      -----------------
shall mean:

          (a) If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 5 business days ending immediately prior to the applicable date of valuation;

          (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

          (c) If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder Fees and expenses of the valuation firm shall be paid for by the Company.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976.

     "IPO" shall mean the Company's first firm commitment underwritten public
      ---
offering of the Company's Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission.

     "Registered Holder" shall mean any Holder in whose name this Warrant is
      -----------------
registered upon the books and records maintained by the Company.

     "Sale of the Company" shall mean a merger of the Company with or into any
      -------------------
other corporation or corporations (or other Person) in which the shareholders of this Company immediately before the merger do not hold more than 50% of the voting power of the surviving corporation immediately after the merger, a statutory share exchange with any other corporation, or a sale, conveyance or disposition of all or substantially all of the assets of this Company in which shareholders of this Company immediately before such exchange hold neither more than

50% of the voting power of this Company immediately after such exchange nor more than 50% of the voting power of an entity which holds more than 50% of the voting power of this Company immediately after the exchange, an exclusive license of all or substantially all of the Company's intellectual property used in generating all or substantially all of the Company's revenues for the Company or the effectuation by this Company of a transaction or series of related transactions in which more than 50% of the voting power of this Company is disposed of (a "Sale of the Company").

     "Warrant" as used herein, shall include this Warrant and any warrant
      -------
delivered in substitution or exchange therefor as provided herein.

     "Common Stock" shall mean the Common Stock of the Company and any other
      ------------
securities at any time receivable or issuable upon exercise of this Warrant.

2.         EXERCISE OF WARRANT

     2.1.  Payment.  Subject to compliance with the terms and conditions of this
           -------
Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit I (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

           (a) this Warrant at the principal office of the Company, and

           (b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or
(iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common-Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount'), except that if Holder is subject to HSR Act Restrictions (as defined in Section
2.5 below), the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all HSR Act Restrictions.

     2.2.  Net Issue Exercise.  In lieu of the payment methods set forth in
           ------------------
Section 2.1 (b) above, the Holder may elect to exchange all or some of the Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

           X = Y (A-B)
               -------
                 A

           Where X = the number of shares of Common Stock to be issued to Holder.

           Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

           A = the Fair Market Value of one share of the Company's Common Stock.

           B = Purchase Price (as adjusted to the date of such calculation).

           All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 2.2. Upon receipt of a written notice of the Company's intention to raise capital by selling shares, of Common Stock in an IPO (the "IPO Notice"), which notice shall be delivered to Holder at least
             ----------
forty-five (45) but not more than ninety (90) days before the anticipated date of the filing with the Securities and Exchange Commission of the registration statement associated with the IPO, the Holder shall promptly notify the Company whether or not the Holder will exercise this Warrant pursuant to this Section
2.2 prior to consummation of the IPO. Notwithstanding whether or not an IPO Notice has been delivered to Holder or any other provision of this Warrant to the contrary, if Holder decides to exercise this Warrant while a registration statement is on file with the Securities and Exchange Commission (the "SEC") in
                                                                       ---
connection with the IPO, this Warrant shall be deemed exercised on the consummation of the IPO and the Fair Market Value of a share of Common Stock will be the price at which one share of Common Stock was sold to the public in the IPO. If Holder has elected to exercise this Warrant pursuant to this Section
2.2 while a registration statement is on file with the Securities and Exchange Commission in connection with an TO and the TO is not consummated, then Holder's exercise of this Warrant shall not be effective unless Holder confirms in writing Holder's intention to go forward with the exercise of this Warrant.

     2.3.  "Easy Sale" Exercise.  In lieu of the payment methods set forth in
            -------------------
Section 2.1 (b) above, when Permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Exercise Amount through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell at least that number of Shares so purchased to pay the Exercise Amount (and up to all of the Shares so purchased) and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Shares to forward the Exercise Amount directly to the Company, with any sale proceeds in excess of the Exercise Amount being for the benefit of the Holder.

     2.4.  Stock Certificates; Fractional Shares.  As soon as practicable on or
           -------------------------------------
after the date this Warrant is exercised, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

     2.5.  HSR Act.  The Company hereby acknowledges that exercise of this
           -------
Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the HSR Act and that Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR Act Restrictions"). If on or before the Expiration Date Holder has sent the Notice of Exercise to Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of 14SR Act Restrictions, the Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date.

     2.6.  Partial Exercise: Effective Date of Exercise.  In case of any partial
           --------------------------------------------
exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if Holder is subject to HSR Act filing requirements this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration of all HSR Act Restrictions. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

     2.7.  Sale of the Company.  In the Event of a Sale of the Company, the
           -------------------
Company shall give written notice to the Holder of such Sale of the Company not less than thirty (30) days prior to the closing date thereof. This Warrant shall automatically be exercised pursuant to Section 2.2 above immediately preceding the closing of such Sale of the Company (the "Sale"), if not previously exercised, unless the Holder shall notify the Company prior to the Sale that this Warrant is not to be so exercised; provided that noting in this sentence shall extend the term of the Warrant beyond the Expiration Date. The exercise pursuant to this Section 2.7 shall be contingent upon the actual closing of the Sale of the Company. If such closing does not occur, the exercise pursuant to this Section 2.7 shall not be effected.

3. VALID ISSUANCE: TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

     4.1.  Adjustment for Stock Splits, Stock Subdivisions or Combinations of
           ------------------------------------------------------------------
Shares.  The purchase Price of this Warrant shall be proportionally decreased
------
and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company's Common Stock.

     4.2.  Adjustment for Dividends or Distributions of Stock or Other
           -----------------------------------------------------------
Securities or Property.  In case the Company shall make or issue, or shall fix a
----------------------
record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

     4.3.  Reclassification.  If the Company, by reclassification of securities
           ----------------
or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable, as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

     4.4.  Adjustment for Capital Reorganization, Merger Consolidation.  In case
           -----------------------------------------------------------
of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, subject to an Early Termination Event, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

     4.5.  Conversion of Common Stock.  In case all or any portion of the
           --------------------------
authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Articles of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date'), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing
(x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either firstclass mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shams of Common Stock and Common Stock upon the exercise of this Warrant.

8. TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder's parent, subsidiary or affiliate, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Wan tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

9. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Securities Act of 1933, as amended (the "1933 Act), covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the holder hereby represents, Warrants and covenants that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEWT10N THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase
Common Stock by exercise of this Warrant no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

12. REGISTRATION RIGHTS. All shares of Common Stock issuable upon exercise of this Warrant shall be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Company's Fourth Amended and Restated Registration Rights Agreement, dated the date hereof, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

13. NOTICES. All notices and other communication from the Company to the Holder shall be given in accordance with the Purchase Agreement.

14. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

16. NO IMPAIRMENT. The Company will not, by amendment of its Articles of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

17.  NOTICES OF RECORD DATE.  In case:

     17.1. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

     17.2. of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the Capital Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

     17.3. of any voluntary dissolution, liquidation or winding-up of the Company; or

     17.4.  of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or (such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

18. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

20. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

21. CONFIDENTIALITY AND NONDISCLOSURE. The terms and conditions of this Warrant, including its existence (the "Warrant Terms"), shall considered
                                       -------------
confidential information and any disclosure of the Warrant Terms shall be governed by Section 9.5 of the Purchase Agreement.

22. DISPUTE RESOLUTION. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Warrant. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty
(30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the Effective Date.

                                    LOGICVISION, INC.

                                    By:_________________________________


                                    ____________________________________
                                    Printed Name


                                    ____________________________________
                                    Title













              SIGNATURE PAGE TO COMMON STOCK EXTINGUISHING WARRANT